THIRTEENTH AMENDMENT TO LEASE

         THIS  THIRTEENTH  AMENDMENT  TO  LEASE  (the  "Amendment")  is made and entered into this 18th day of October, 1999, by and between LAFP-SF, Inc., successor in interest to The Prudential Insurance Company of America
("Landlord"), having an office c/o Lowe Enterprises Colorado, Inc., 1515 Arapahoe Street, Tower III, Suite 900, Denver, Colorado 80202, and Data Transmission Network Corporation ("Tenant"), having an office at 9110 West Dodge Road, Suite 200, Omaha, Nebraska 68114.

                                    Recitals

A. The Prudential Insurance Company of America and Tenant entered into that certain Lease dated as of May 2, 1995. Subsequently, The Prudential Insurance Company of America and Tenant executed a First Amendment to Lease dated September 29, 1995, a Second Amendment to Lease dated January 5, 1996, and a Third Amendment to Lease dated January 5, 1996, and thereafter, Landlord and Tenant executed a Fourth Amendment to Lease dated December 23, 1996, a Fifth Amendment to Lease dated July 7, 1997, a Sixth Amendment to Lease dated July 7, 1997, a Seventh Amendment to Lease dated September 19, 1997, an Eighth Amendment to Lease dated September 19, 1997, a Ninth Amendment to Lease dated September 19, 1997, a Tenth Amendment to Lease dated December 23, 1997, an Eleventh Amendment to Lease dated March 31, 1998 and a Twelfth Amendment to Lease dated May 12, 1999. The lease and all amendments thereto are hereinafter referred to as the "Lease".

B. Pursuant to the Lease, Tenant occupies Suites #175A, #175B, #100, #101, #110, #130, #200, #300, #301, #310, #315, #320, #325, #340, #350A,
         #350B, #360, and #362, containing approximately 107,576 rentable square feet (the "Current Premises"0 in the Building known as Embassy Plaza, located at 9110 West Dodge Road, Omaha, Nebraska pursuant to the Lease.

C. All capitalized terms not defined herein shall have the meanings ascribed to them in the Lease.

         NOW, THEREFORE, in consideration of the foregoing promises and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

         1. Installation of Generator. Landlord shall allow Tenant to construct and install a generator, diesel tank and related equipment on a pad site within the Building Complex as more particularly described on the site plan attached hereto and incorporated herein by this reference as Exhibit A (the "Pad Site"), provided that all governmental authorities having jurisdiction thereover have granted the necessary approvals and/or licenses therefor. Tenant shall construct and install the generator and related equipment in strict accordance with the attached plan which has been approved by Landlord. All construction work shall

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be supervised  by Tenant and overseen and approved by Landlord,  it being agreed that Tenant shall bear all responsibility for the completion of the construction and installation of the generator, and that Landlord shall in no event bear any responsibility therefor. All costs incurred in the pursuit and obtainment of approvals or licenses, and the costs of construction, installation, maintenance and removal of the generator shall be at Tenant's sole expense. Tenant agrees to indemnify and hold Landlord harmless from any damages or losses whatsoever occasioned by Landlord as a result of such installation, maintenance or removal. At the end of the Lease term, Tenant shall remove the generator and all related components thereto, and shall return the Pad Site and any other portions of the Building Complex to the condition that existed prior to the installation of the generator.

         2. Use Restrictions. Tenant shall run the generator only: i) in the event that there is a power failure in the Building and ii) to test the system, provided that such testing shall occur only on weekdays before 7:00 a.m. or after 7:00 p.m. or after 1:00 p.m. on Saturdays.

         3. Reaffirmation of Lease. Except as herein specifically provided, the terms and conditions of the Lease shall continue in full force and effect. The parties hereto hereby reaffirm and ratify all covenants, representations and warranties in the Lease as amended by this Amendment.

         4. Binding Effect. This Amendment shall be binding upon and inure to the benefit of the parties hereto, their successors and assigns.

         IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the day and year first above written.

Tenant:                                 Landlord:

Data Transmission Network               LAFP-SF, Inc.
Corporation a Delaware
Corporation

By: /s/ Greg T. Sloma                   By:  Lowe Enterprises Investment
   ------------------------------            Management, Inc.
    Greg T. Sloma                            Its: Authorized Agent

Its:  President and COO                 By:  /s/ Tom Rau
                                             ----------------------------------
                                             Tom Rau
                                        Its: Vice President

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